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                                                                    Exhibit 99.5



                    CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated November 16, 2003, as Appendix G to, and the reference thereto under the captions "SUMMARY - Opinions of Financial Advisors -- Travelers Financial Advisors," and "OPINIONS OF FINANCIAL ADVISORS -- Opinions of Travelers Financial Advisors -- Citigroup Global Markets Inc. and Lehman Brothers Inc. -- Opinion of Citigroup" in, the Joint Proxy Statement/Prospectus of Travelers and The St. Paul Companies, Inc. ("St. Paul"), which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number ______) of St. Paul. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    CITIGROUP GLOBAL MARKETS INC.




                                    By:  /s/ David M. Head
                                        -------------------
                                          David M. Head
                                          Managing Director




New York, New York

December 5, 2003